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                                                                   EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" in the Joint Proxy Statement/Prospectus of Hilton Hotels Corporation and Bally Entertainment Corporation that is made part of this Registration Statement; and to the incorporation by reference herein of our report dated February 7, 1996, with respect to the consolidated financial statements and schedules of Bally Entertainment Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

                                          Ernst & Young LLP

August 15, 1996